AZ. CORP. COMMISSION
                                                                  FILED
                                                                 JAN. 13, 1992

                          ARTICLES OF INCORPORATION
                                     OF
               THUNDERBIRD, MINING, MILLING, AND CHEMICAL CORP.

1. NAME:	The  name  of  the  corporation is  THUNDERBIRD, MINING, MILLING, AND
CHEMICAL CORP.
2. PURPOSE:  The  purpose  for  which  this  corporation  is  organized is the transaction  of  any  and  all lawful business for which corporations  may  be incorporated under the law  of  the  State  of Arizona, as they may be amended from time to time.
3. INITIAL BUSINESS:	The corporation initially intends to conduct the business
of  the  corporation such as mining, milling, converting, smelting,  treating, and preparing for  market,  manufacturing,  buying,  selling,  exchanging, and otherwise producing and dealing in ores, metals,  chemicals  and minerals, and dealing in lands, mines, mineral rights and mining claims.
4. AUTHORIZED CAPITAL: The corporation  shall  have  the  authority  to  issue
FIFTY MILLION SHARES (50,000,000)  of  Common  stock,  Par  value  ONE  DOLLAR
($1.00) per share.
5.STATUTORY AGENT:  The name and address of the initial Statutory Agent of the
Corporation  Kenneth  W. Hammes Sr., 115 Blue Jay Drive, P.O. Box 551, Sedona,
Arizona, 86336.
6. THE KNOWN PLACE OF BUSINESS: The known place of business of the Corporation shall be Sedona, Yavapai County, Arizona, the mailing address being  P.O.  Box
551, Sedona, Arizona 86336.
7.  THE  BOARD  OF DIRECTORS:  The initial board of directors shall consist of two (2) DIRECTORS.  The  persons  who  are served as Directors until the first annual  meeting  of  shareholders  or  until  their successors are elected and qualify are:
      TIMOTHY L. HAMMES
      Box 905, Star ROUTE
      Sedona, Arizona 86336
      KENNETH W. HAMMES SR.
      115 Blue Jay Drive
      P.O. Box 551
      Sedaon, Arizona 86336
8. THE NUMBER  OF  DIRECTORS:  The  number of persons to serve on the Board of
Directors shall be fixed by the By-Laws.
9.	INCORPORATORS:  The Incorporators of the Corporation are:
      TIMOTHY L. HAMMES
      Box 905, Star Route 2
      Sedona, Arizona 86336
      KENNETH W. HAMMES SR.
      115 Blue Jay Drive
      P.O. Box 551
      Sedona, Arizona 86336
9. The  private  property  of  the  stockholders,  directors, officers of this
corporation   shall  be  forever  exempt  from  the   debts,  obligations  and
liabilities of this corporation.

All powers, duties and responsibilities of the incorporators cease at the time of  delivery  of  the  Articles  of  Incorporation  to the Arizona Corporation
Commission for filing.
		IN WITNESS WHEREOF, We have set our hands this  __2nd__ day of January 1992.

                                    								_________________________________
                                    								Timothy L. Hammes

                                    								_________________________________
                                    								Kenneth W. Hammes Sr.
State of Arizona	)
				              ss
County of Yavapai)
			The  foregoing  instrument  was  acknowledged  before me this  2nd   Day of
January 1992 by Timothy L. Hammes.
My Commission Expires.

_____9/17/94___ 		                           	____________________
                                        						Notary Public

State of Arizona	)
              				ss
County of Yavapai)
			The  foregoing  instrument  was  acknowledged  before me this __2nd_ Day of
January 1992, by Kenneth W. Hammes Sr.

My Commission Expires.
_____9/17/94______ 	                       				___________________________
                                       								Notary Public.